Exhibit 10.4

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (this “Memorandum) is made and entered into as of this 20th day of December 2011 by and among EC Development, Inc. a Delaware corporation (the “Company”) and Techrescue, LLC, a Oklahoma LLC (“Techrescue”) and made in reference to the fact that Techrescue and EC Development LLC (also an Oklahoma LLC and referred to as the “Premerger LLC”) were each owned by Eugene Estep and Fredrick Combs (who are collectively referred to as the “Owners”) and, in connection with the operations of Techrescue and the Premerger LLC, the Owners caused funds from Techrescue to be used to pay certain payroll expenses of the Premerger LLC.

The Company has acquired the Premerger LLC and desires to confirm the prior facts regarding (1) such advances and (2) the obligations to repay such advances to Techrescue and the parties enter into this Memorandum for purposes of memorializing same.  Therefore, the parties confirm the following:

1.
The Premerger LLC and Techrescue each confirm that the advances reflected on the books of each company are the true and correct amounts of advances paid by Techrescue to employees and others of the Premerger LLC.

2.	The Company did and does assume and agree to repay Techrescue, such advances as shown on the books and records of the Premerger LLC as of August 1, 2010.
3.
The parties acknowledge that all amounts represent payments by Techrescue to others (including employees and tax agencies) who were owed such amounts by the Premerger LLC and no amounts represent payments to or from the parties for any other reason.

4.
The Company has agreed and will continue to repay the full and exact amounts of such advances as quickly as practical based on cashflow and ability of the Company but such amounts shall not bear interest.

This Memorandum is intended to confirm the past transactions and the prior agreement of repayment terms as agreed upon in principle and evidence the willingness and commitment of the parties to repay such advances.  Each of the undersigned, for and in consideration received in connection with the merger, has executed this Memorandum of Understanding effective as of the merger but signed as of the day and year first above written.

EC Development, Inc.		Techrescue, LLC
By:	/s/ Randy Edgerton	By:	/s/ Eugene Estep
	Randy Edgerton		Eugene Estep, member